                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                               Fax: (212) 310-8007


                                 October 4, 2002

ICON Health & Fitness, Inc.
1500 South 1000 West
Logan, Utah 84321

Ladies and Gentlemen:

     We have acted as counsel to ICON Health & Fitness, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, Registration No. 333-89440 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the offer to exchange $155,000,000 aggregate principal amount of the Company's 11.25% Senior Notes due 2012 (the "Exchange Notes") for a like principal amount of the Company's outstanding 11.25% Senior Subordinated Notes due 2012 (the "Initial Notes"). Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

     In addition we have acted as special counsel to ICON International Holdings, Inc., a Delaware corporation ("ICON International"), ICON IP, Inc., a Delaware corporation ("ICON IP", and together with ICON International, the "Delaware Subsidiaries"), Jumpking, Inc., a Utah corporation ("JumpKing"), Universal Technical Services, Inc., a Utah corporation ("UTS"), NordicTrack, Inc., a Utah corporation ("NordicTrack"), Free Motion Fitness, Inc., a Utah corporation ("Free Motion", and together with JumpKing, UTS and NordicTrack, the "Utah Subsidiaries"), and 510152 N.B. Ltd., a New Brunswick corporation ("ICON NB", and together with the Delaware Subsidiaries and the Utah Subsidiaries, the "Subsidiaries"). Each of the Subsidiaries is a direct wholly owned Subsidiary of the Company. Under the terms of the Indenture dated as of April 9, 2002, among the Company, the Subsidiaries and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Exchange Notes and Guarantees will be issued (the "Indenture"), filed as Exhibit 4.1 to the Registration Statement, the Subsidiaries have guaranteed the obligations of the Company with regard to the Exchange Notes and the Subsidiaries are Additional Registrants in the Registration Statement.

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of each of the Exchange Notes and Guarantees attached as an exhibit to the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiaries, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

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ICON Health & Fitness, Inc.
October 4, 2002
Page 2


     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Subsidiaries. With respect to the Utah Subsidiaries and ICON NB, we have assumed (i) the due incorporation, valid existence and corporate good standing of each of the Utah Subsidiaries and ICON NB, (ii) that each of the Utah Subsidiaries and ICON NB have the requisite corporate power and authority to guarantee the Exchange Notes and (iii) the due authorization, execution and delivery of the Guarantees by each of the Utah Subsidiaries and ICON NB, which assumptions are based on the opinion of Bearnson & Peck, L.C., with respect to the Utah Subsidiaries, and on the opinion of McInnes Cooper, with respect to ICON NB. The opinions of Bearnson & Peck, L.C. and McInnes Cooper are attached hereto as Exhibit A and Exhibit B, respectively.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes are duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, and each Guarantee will constitute the legal, valid and binding obligation of the respective guarantor Subsidiary enforceable against such Subsidiary in accordance with its terms, subject in the case of each of the Exchange Notes and the Guarantees to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that the waiver contained in Section 4.06 of the Indenture may be deemed unenforceable.

     We consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP

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                                    EXHIBIT A
                              Bearnson & Peck, L.C.
                                Attorneys At Law

                       ----------------------------------


Brad H Bearnson, P.C.
Shaun L Peck, P.C.

   ---------                                                   74 West 100 North
                                                                    P.O. Box 675
Marty E. Moore                                                 Logan, Utah 84321
Bretton K. Hadfield                                    Telephone: (435) 787-9700
Daniel K. Dygert                                         Telefax: (435) 787-2455

                                 October 4, 2002

ICON Health & Fitness, Inc.
1500 South 1000 West
Logan, UT 84321

Ladies and Gentlemen:

     We have acted as special counsel for Free Motion Fitness, Inc., a Utah corporation ("Free Motion"), Universal Technical Services, a Utah corporation ("Universal"), JumpKing, Inc., a Utah corporation ("JumpKing"), and Nordic Track, Inc., a Utah corporation (collectively the "Utah Guarantors" and each separately a "Utah Guarantor"), in connection with the preparation and filing with the Securities and Exchange Commission of the ICON Health & Fitness, Inc. (the "Company") Registration Statement on Form S-4, Registration No. 333-89440 (as amended the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $155,000,000 aggregate principal amount of the Company's 11.25% Senior Subordinated Notes due 2012 (the "Notes") and the related guarantees (the "Guarantees"). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Registration Statement.

     In such capacity, we have examined originals, or copies identified to our satisfaction as being true copies, of the following:

     (i)  The Registration Statement;


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SECTION


     (ii) The Indenture, dated as of April 9, 2002, between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes and Guarantees will be issued (the "Indenture");

     (iii) The form of the Notes and Guarantees attached as an exhibit to the Indenture filed as Exhibit 4.1 to the Registration Statement;

     (iv) The Articles of Incorporation of each Utah Guarantor, each as certified by an officer of such Utah Guarantor on the date hereof as being complete, accurate and currently in effect;

     (v) The Bylaws of each Utah Guarantor, each as certified by an officer of such Utah Guarantor on the date hereof as being complete, accurate and currently in effect;

     (vi) The votes adopted by the directors of each Utah Guarantor by written consent on April 5, 2002 relating, among other things, to the adoption and approval of the Notes and related documents to which such Utah Guarantor is a party and the transactions to be consummated in connection therewith; and

     (vii) Certificates of the Utah Department of Commerce Division of Corporations & Commercial Code, each dated as of October 3, 2002, as to the existence of each Utah Guarantor and other matters.


     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and instruments, corporate records, certificates of public officials and of officers of the Utah Guarantors, and such other documents and records and such matters of law as we have deemed necessary as a basis for the opinions set forth below. As to questions of fact material to such opinions, we have relied, without independent verification, upon certificates of public officials and of officers of the Utah Guarantors, and the factual accuracy and completeness of all the representations and warranties made by the parties to the Guarantees and the other documents executed by the Utah Guarantors in connection therewith. Without limiting the generality of the foregoing, in connection with the preparation of this opinion, we have not made any independent review or investigation of any court or agency docket or other litigation papers or of any order, decree, ruling or decision of any governmental commission, bureau or other regulatory authority or agency.

     In rendering the opinions expressed in numbered paragraph 1 below, we have relied solely upon the certificates referred to in clause (vii) above and the organizational documents of such Utah Guarantor as referenced in clause (iv) above. We express no opinion as to the tax good standing of the Utah Guarantors in any jurisdiction.

     For purposes of this opinion, we have assumed, with your permission and without independent verification, (a) the genuineness of all signatures (except for signatures of executing officers of the Utah Guarantors), (b) the legal capacity of all natural persons who have signed documents examined by us, (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (d) each person or entity other than the Utah Guarantors has all requisite power and authority and has taken all necessary action to enter into the Guarantees and to effect the transactions contemplated by the Guarantees, and each such related

                                       2

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SECTION

agreement or document constitutes or evidences the legal, valid and binding agreement of each party thereto other than the Utah Guarantors.

     We are members of the bar of the State of Utah, and except as otherwise expressly provided herein, we express no opinion other than as to the laws of the State of Utah, and we express no opinion herein with respect to state securities laws or antitrust laws.

     Based on the foregoing, it is our opinion that:

     1. Each Utah Guarantor has been duly incorporated and is a corporation validly existing and in corporate good standing under the laws of the State of Utah. Each Utah Guarantor has all requisite corporate power and authority to guarantee the Notes.

     2. The execution and delivery by each Utah Guarantor and the performance by each Utah Guarantor of its obligations under the Indenture and the Guarantee has been duly authorized by all requisite corporate action by each Utah Guarantor. The Indenture and each Guarantee to which each Utah Guarantor is a party has been duly authorized, executed and delivered by such Utah Guarantor.

     The opinions contained herein are subject to the following conditions and qualifications:

     (A) We have not been requested to render, and with your permission we do not express, an opinion as to the application of any fraudulent conveyance, fraudulent transfer or similar laws.

                                       3

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SECTION

     (B) Our opinions are subject to the following: (i) bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law, and to the discretion of the court before which any such proceeding may be brought and (iii) public policy considerations or court decisions which may limit the rights of any party to obtain certain remedies for indemnification.

     Our responsibilities under and with respect to this opinion shall at all times and in all respects be governed by and construed solely in accordance with the laws of the State of Utah. For purposes of this opinion letter, the laws of the State of Utah are limited to the present statutes of the State of Utah, the administrative rules and regulations of agencies of the State of Utah as contained in the Utah Administrative Code 1992, and the present published decisions of the Utah Supreme Court and the Utah Court of Appeals.

     The opinions set forth herein that relate to specific agreements or documents relate only to the specified agreements or documents and do not extend to any other documents, agreements or instruments. The opinions set forth herein are effective only as of the date hereof and are limited to those expressly stated and no other opinion or opinions should be implied.

     This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. We consent to the use of this letter as an exhibit to the opinion of Weil, Gotshal and Manges LLP, which opinion will be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            BEARNSON & PECK, L.C.


                                            /s/ Bearnson & Peck, L.C.

                                       4

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                                    EXHIBIT B

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[McInnes Cooper Logo]
                                                    Len Hoyt
                                                    Direct Dial 506 458 1622

                                                    Barker House, Suite 600
                                                    570 Queen Street
                                                    Post Office Box 610, Stn. A
                                                    Federicton, New Brunswick
                                                    Canada E3B 5A6
                                                    T. 506 458 8572
                                                    F. 506 458 9903
                                                    www.merlaw.com


                                 October 4, 2002


ICON Health & Fitness, Inc.
1500 South 1000 West
Logan, Utah  84321

Dear Ladies and Gentlemen:

             Re: ICON Health & Fitness, Inc.
                 11.25% Senior Subordinated Notes Due 2012

     This opinion is furnished to you in connection with the preparation and filing with the Securities and Exchange Commission of the ICON Health & Fitness, Inc. (the "Company") Registration Statement on Form S-4, Registration No. 333-89440 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the offer to exchange $155,000,000 aggregate principal amount of the Company's 11.25% Senior Subordinated Notes due 2012 (the "Exchange Notes") for a like principal amount of outstanding 11.25% Senior Subordinated Notes due 2012 (the "Initial Notes"). This opinion is rendered to you at the request of 510152 N.B. Ltd., a New Brunswick corporation ("Icon N.B."). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Registration Statement.

     We have acted as special counsel to Icon N.B in connection with its guarantee of the Exchange Notes and the Registration Statement. In connection with such representation, we have examined copies, certified or otherwise identified to our satisfaction, of the following:

     (1)  The Registration Statement;

     (2) The Indenture dated as of April 9, 2002 between the Company and The Bank of New York, as trustee, pursuant to which the Exchange Notes will be issued (the "Indenture"); and

     (3) The form of Exchange Notes and Guarantee to be endorsed on the Exchange Notes (the "Guarantee") by Icon N.B. attached to the Indenture and filed as Exhibit 4.1 to the Registration Statement.

SECTION

The agreements, documents and instruments referred to in clauses (1) to (3) above are collectively referred to herein as the "Transaction Documents".

     In connection with the opinions set out below, we have also examined and relied upon:

     (a) the certificate of incorporation of Icon N.B. under the Business Corporations Act (New Brunswick) (the "BCA") and the articles and by-laws of Icon N.B.;

     (b) a certificate of status dated October 4, 2002 issued in respect of Icon N.B. pursuant to the BCA;

     (c) a certified copy of a resolution of the board of directors of Icon N.B. authorizing, among other things, the execution and delivery of the Guarantee; and

     (d) a certificate dated October 4, 2002 of Brad H. Bearnson, the Vice-President and Secretary of Icon N.B., a copy of which certificate is attached hereto (the "Officer's Certificate").

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and instruments, corporate records, certificates of public officials and of officers of Icon N.B., and such other documents and records and such matters of law as we have deemed necessary as a basis for the opinions set forth below. As to questions of fact material to such opinions, we have relied, without independent verification, upon certificates of public officials and the Officer's Certificate and the factual accuracy and completeness of all the representations and warranties made by the parties to the Transaction Documents and the other documents executed in connection therewith.

     For purposes of this opinion, we have assumed, with your permission and without independent verification, (a) the genuineness of all signatures, (b) the legal capacity of all natural persons who have signed documents examined by us,
(c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (d) that each of the parties to the Transaction Documents other than Icon N.B. has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Transaction Documents to which it is a party and has duly authorized, executed and delivered such Transaction Documents and all other relevant documents.

     We are solicitors qualified to practice law in New Brunswick and we express no opinion herein as to any laws, or any matters governed by any laws other than the laws of New Brunswick in force at the date hereof.

     Based upon the foregoing and in reliance thereon, we are of the opinion that:

1. Icon N.B. has been duly incorporated and is a validly existing corporation in good standing under the laws of the Province of New Brunswick, with corporate power and authority to guarantee the Exchange Notes.

                                       2

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SECTION

2. The Guarantee to be endorsed on the Exchange Notes by Icon N.B. has been duly authorized by Icon N.B. and the Indenture, under which the Guarantee shall be issued, has been duly authorized, validly executed and delivered by Icon N.B.

     The opinions set forth in this letter are limited to the specific issues addressed herein and to statutes, regulations, rules, decisions and decrees and facts existing on the date hereof. In rendering such opinions, we disclaim any obligation to advise any party to whom this opinion is addressed of any change in any of these sources of law or of any subsequent legal or factual developments which might affect any matters addressed or opinions set forth herein.

     This letter is not to be quoted in whole or in part or otherwise referred to in any financial statements or other public releases, nor is it to be filed with any governmental agency or other person or entity, without the prior written consent of this firm.

     We consent to the use of this letter as an exhibit to the opinion of Weil, Gotshal & Manges, LLP, which opinion will be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                Yours very truly,

                               /s/ McInnes Cooper

                                       3

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                                     ANNEX A

                              OFFICERS' CERTIFICATE
                              ---------------------

                                510152 N.B. Ltd.
                                 (the "Company")

TO:  Weil, Gotshal & Manges, LLP
     - and -
     McInnes Cooper

RE: Registration Statement on Form S-4, Registration No. 33-89440 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $155,000,000 aggregate principal amount of ICON Health & Fitness, Inc.'s 11.25% of Senior Notes due 2012 (the "Notes")

     All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Registration Statement.

     I, Brad H. Bearnson, the duly appointed Vice-President and Secretary of the Company, hereby certify the following as of the date hereof, on behalf of the Company but without personal liability:

1. Attached as Exhibit "A" hereto is a full, true and complete copy of the Company's articles of incorporation and articles of amendment (collectively, the "Articles"), which Articles have not been further amended or rescinded and remain in full force and effect in their entirety as of the date hereof.

2. Attached as Exhibit "B" is a full, true and complete copy of the By-Laws of the Company and, as of the date hereof, the By-Laws are in full force and effect and have not been amended or rescinded.

3. Attached as Exhibit "C" is a full, true and complete copy of the Resolution of the Board of Directors of the Company duly adopted on April 9, 2002 by the Company's Board of Directors by written consent in conformity with the Company's Articles and By-Laws, which Resolution remains in full force and effect, without amendment, on the date hereof.

4. Attached as Exhibit "D" is a full, true and complete copy of the Shareholders Ledger, Transfer Register and the Shareholders Register and Share Certificate of the Company.

5. Attached as Exhibit "E" is a copy of the Certificate of Status of the Company from the Director under the Business Corporations Act (New Brunswick) dated as of October 4, 2002.


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SECTION

6. The minute book and corporate records of the Company made available to you, for the period from the incorporation of the Company to the date hereof, are the original minute book and corporate records of the Company and contain the originals or true and complete copies of all constating documents and by-laws of the Company and all resolutions and minutes (or certified copies thereof) of all proceedings of the shareholders and the board of directors (or any committees thereof) of the Company to the date hereof, and there have been no other meetings, resolutions or proceedings of the shareholders or of the board of directors (or any committee thereof) of the Company not reflected in such minute book and corporate records. Such minute book and corporate records are true, correct and complete in all respects and, since they have been made available to you, there have been no additions, deletions or alterations thereto. The registers and ledgers contain accurate and complete summaries of all shareholders of the Company to the date hereof.

7. There are no directors of the Company other than M. Joseph Brough and there have been no challenges to the authority of M. Joseph Brough to act as a director of the Company and there have not been any claims, demands, actions, suits or challenges by any person claiming to be a director of the Company.

8. Each of the Registration Statement and the Guarantee endorsed on the Notes by the Company has been delivered unconditionally on behalf of this Company by a duly authorized director, officer or representative pursuant to authority duly conferred on such person by the Board of Directors of this Company.

9.  The Company is not a party to any unanimous shareholders agreement.

10. None of the Company, its shareholders or directors has taken any steps to terminate the Company's existence, to amalgamate the Company, to continue it into any other jurisdiction or to change its corporate existence in any way. The Company is not insolvent and no acts or proceedings have been taken by or against the Company in connection with, and the Company is not in the course of, liquidation, winding up, dissolution or bankruptcy.

11. The Company has not received any notice of any proceedings to cancel its certificate of incorporation or otherwise to terminate its existence.

12. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital stock of the Company.

     The undersigned acknowledges that this certificate is to be relied upon in connection with a legal opinion to be rendered to ICON Health & Fitness, Inc.


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DATED as of October 4, 2002.

By:    /s/ Brad H. Bearnson
   -----------------------------------------
Name: Brad H. Bearnson
Title: Vice-President and Secretary